Exhibit 10.2

AMENDMENT TO STOCK PURCHASE AGREEMENT

This amending agreement is made effective as of May 27, 2008 between My Screen Mobile, Inc. (the "Company") and Weather Investments S.P.A. (the "Purchaser").

WHEREAS:

  The Company entered into a Stock Purchase Agreement (the "Purchase Agreement") dated May 15, 2008 with the Purchaser pursuant to which the Company agreed to issue to the Purchaser (or to a company affiliated therewith) 12,500,000 shares of its common stock and warrants to acquire up to 20,000,000 shares of its common stock in consideration for US$10,000,000 at the closing of the transactions contemplated thereby (the "Closing");

  Under Section 4.1 of the Purchase Agreement, the Company covenanted and agreed to appoint a Chief Financial Officer of the Company as instructed by the Purchaser at or prior to Closing;

  The parties desire to amend the terms of the appointment of such officer under the Purchase Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follow:

  The second sentence of Section 4.1 of the Purchase Agreement is hereby replaced in its entirety as follow:

  "In addition, the Company covenants and agrees to appoint a Chief Financial Officer of the Company as instructed by the Purchaser within 15 days of the Closing".

  All other terms of the Purchase Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have agreed to cause this agreement to be dated as of the day and year first above written.

Weather Investments S.P.A. /s/ Naguib Sawiris _______________________ Name: Naguib Sawiris Title: Chairman	My Screen Mobile, Inc. /s/ Terry Rodrigues _______________________ Name: Terry Rodrigues Title: Director